Exhibit 10.5

SUMMARY SHEET FOR EXECUTIVE CASH COMPENSATION

The following table sets forth the current base salaries provided to the Company’s CEO and four most highly compensated executive officers.

Executive Officer	Current Salary
David S. Haffner	775,000
Felix E. Wright	700,000
Karl G. Glassman	620,000
Jack D. Crusa	275,000
Joseph D. Downes, Jr.	250,000

Executive officers are also eligible to receive a bonus each year under the Company’s 2004 Key Officers Incentive Plan (filed as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2005). Bonuses are calculated pursuant to the Award Formula filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2006. The target percentages under this plan for the Company’s CEO and four most highly compensated executive officers are as shown in the following table.

Executive Officer	Target Percentage
David S. Haffner	70%
Felix E. Wright	60%
Karl G. Glassman	60%
Jack D. Crusa	44%
Joseph D. Downes, Jr.	44%